Exhibit 99.1

For more information contact:
Jennifer Jarman
The Blueshirt Group
415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Results for Third Quarter Fiscal 2015

Record revenue of $478 million for the quarter, up 134% year-over-year

San Jose, CA – April 23, 2015 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its third quarter ended March 28, 2015.

Net revenue for the third quarter of fiscal 2015 grew 134% over the comparable quarter last year to $477.6 million. Net income for the third quarter of fiscal 2015 was $31.5 million, or $0.82 per diluted share. Non-GAAP net income for the third quarter of fiscal 2015 was $63.5 million, or $1.65 per diluted share. Results for the period reflect consolidated results from the acquisition of Renesas SP Drivers, Inc. (RSP). See attached table for a reconciliation of GAAP to non-GAAP financial measures.

“Synaptics delivered record financial performance in the third quarter as we continued to execute across our expanding growth opportunities,” stated Rick Bergman, President and CEO. “We see strong demand for our broad product portfolio, particularly as the momentum for fingerprint ID as well as touch and display driver integrated (TDDI) solutions continues to build. In addition, we continue to benefit from strength in our display driver business and efforts to expand the customer base and solutions set. We continue to elevate our position as the leading human interface provider and are poised to achieve our robust revenue growth forecast of over 75% as we close out the fiscal year.”

Third Quarter 2015 Business Metrics

•	Revenue mix from mobile and PC products was approximately 87% and 13%, respectively. Fingerprint ID products have been classified according to type of device.

•	Revenue from mobile products was up 177% year-over-year to $417.4 million. Mobile products revenue includes all touchscreen, display driver, and applicable fingerprint ID products.

•	Revenue from PC products totaled $60.2 million, an increase of 12% year-over-year, and includes applicable fingerprint ID products.

Cash at March 31, 2015 was $381 million, an increase of $53 million from the prior quarter. The cash balance reflects the payment of $48 million during the quarter for the settlement of the working capital holdback liability related to the RSP acquisition. In the third quarter of fiscal 2015, cash flow from operations was $128 million. Year-to-date, the company has used $111 million to repurchase approximately 1.5 million shares of its common stock, or 4.2% of the total shares outstanding.

Kathy Bayless, CFO, added, “Considering our backlog of $248 million entering the June quarter, customer forecasts and the resulting expected product mix, we anticipate revenue to be in the range of $460 to $500 million, an increase of 46% to 59% over the prior year period. This outlook reflects positive trends on a sequential basis in our touch and fingerprint products, partially offset by product cycle trends in display driver products.”

Earnings Call Information

The Synaptics third quarter fiscal 2015 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 23, 2015, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 1-888-438-5524 (conference ID: 2556376) at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s web site at www.synaptics.com.

About Synaptics Incorporated

Synaptics is the pioneer and leader of the human interface revolution, bringing innovative and intuitive user experiences to intelligent devices. Synaptics’ broad portfolio of touch, display, and biometrics products is built on the company’s rich R&D and supply chain capabilities. With solutions designed for mobile, PC and automotive industries, Synaptics combines ease of use, functionality and aesthetics to enable products that help make our digital lives more productive, secure and enjoyable. (NASDAQ: SYNA) www.synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation, change in contingent consideration, and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, change in contingent consideration, and certain non-cash or non-recurring items. Net income excluding share-based compensation, change in contingent consideration liability, and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this filing.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	June 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$380,579	$447,205
Accounts receivables, net of allowances of $1,800 and $883, respectively	319,567	195,057
Inventories	152,261	82,311
Prepaid expenses and other current assets	27,634	17,858

Total current assets	880,041	742,431
Property and equipment at cost, net	117,692	80,849
Goodwill	215,244	61,030
Purchased intangibles, net	254,357	82,111
Non-current other assets	43,883	53,912

Total assets	$1,511,217	$1,020,333

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$182,021	$97,109
Accrued compensation	32,217	30,682
Income taxes payable	34,136	12,538
Acquisition-related liabilities	42,976	57,388
Other accrued liabilities	96,908	56,691
Current portion of long-term debt	9,375	—

Total current liabilities	397,633	254,408
Long-term debt	234,581	—
Acquisition-related liabilities	72,734	52,734
Deferred tax liability	43,341	—
Other liabilities	14,634	12,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 120,000,000 shares authorized; 57,392,290 and 55,911,513 shares issued, and 36,798,673 and 36,863,802 shares outstanding, respectively	57	56
Additional paid in capital	819,462	740,282
Less: 20,593,617 and 19,047,711 treasury shares, respectively, at cost	(641,022)	(530,422)
Accumulated other comprehensive income	8,075	8,560
Retained earnings	561,722	482,681

Total stockholders’ equity	748,294	701,157

Total liabilities and stockholders’ equity	$1,511,217	$1,020,333

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015 (4)	2014
Net revenue	$477,598	$204,271	$1,224,044	$632,641
Acquisition and integration related costs (1)	16,180	2,378	59,742	4,548
Cost of revenue	297,073	109,463	752,937	331,839

Gross margin	164,345	92,430	411,365	296,254
Operating expenses
Research and development	78,719	49,412	213,467	135,785
Selling, general, and administrative	35,799	25,803	103,866	69,703
Acquisition related costs (2)	(2,026)	53,358	(8,673)	57,638
Foreign currency adjustment (3)	—	—	(15,395)	—

Total operating expenses	112,492	128,573	293,265	263,126

Operating income	51,853	(36,143)	118,100	33,128
Interest and other income, net	349	516	1,470	1,422
Interest expense	(1,317)	—	(2,529)	(9)

Income/(loss) before provision for income taxes	50,885	(35,627)	117,041	34,541
Provision for income taxes	19,407	4,429	38,000	22,324

Net income/(loss)	$31,478	$(40,056)	$79,041	$12,217

Net income/(loss) per share:
Basic	$0.86	$(1.12)	$2.15	$0.36

Diluted	$0.82	$(1.12)	$2.04	$0.33

Shares used in computing net income/(loss) per share:
Basic	36,726	35,685	36,839	34,212

Diluted	38,535	35,685	38,797	36,532

(1)	These acquisition and integration related costs consist primarily of amortization associated with certain acquired intangible assets and integration costs associated with acquisitions.
(2)	These acquisition related costs consist primarily of changes in contingent consideration and amortization associated with certain acquired intangible assets.
(3)	These foreign currency adjustments include currency remeasurement adjustments related to our acquisition of RSP.
(4)	Inlcudes retrospective application of measurement period adjustments to amounts provisionally recorded in the quarter ended December 31, 2014 related to our acquisition of RSP in accordance with US GAAP.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
GAAP gross margin	$164,345	$92,430	$411,365	$296,254
Acquisition and integration related costs	16,180	2,378	59,742	4,548
Share-based compensation	369	328	1,007	844

Non-GAAP gross margin	$180,894	$95,136	$472,114	$301,646

GAAP gross margin - percentage of revenue	34.4%	45.2%	33.6%	46.8%
Acquisition and integration related costs - percentage of revenue	3.4%	1.2%	4.9%	0.7%
Share-based compensation - percentage of revenue	0.1%	0.2%	0.1%	0.2%

Non-GAAP gross margin - percentage of revenue	37.9%	46.6%	38.6%	47.7%

GAAP research and development expense	$78,719	$49,412	$213,467	$135,785
Acquisition and integration related costs	—	—	(1,731)	—
Share-based compensation	(6,455)	(4,951)	(17,806)	(13,119)

Non-GAAP research and development expense	$72,264	$44,461	$193,930	$122,666

GAAP selling, general, and administrative expense	$35,799	$25,803	$103,866	$69,703
Acquisition and integration related costs	—	—	(7,447)	(2,000)
Share-based compensation	(4,790)	(3,496)	(13,024)	(9,476)

Non-GAAP selling, general, and administrative expense	$31,009	$22,307	$83,395	$58,227

GAAP operating income	$51,853	$(36,143)	$118,100	$33,128
Acquisition and integration related costs	14,154	55,736	60,247	64,186
Share-based compensation	11,614	8,775	31,837	23,439
Foreign currency adjustment	—	—	(15,395)	—

Non-GAAP operating income	$77,621	$28,368	$194,789	$120,753

GAAP net income	$31,478	$(40,056)	$79,041	$12,217
Acquisition and integration related costs	14,154	55,736	60,247	64,186
Share-based compensation	11,614	8,775	31,837	23,439
Foreign currency adjustments	—	—	(15,395)	—
Other non-cash items, net	(126)	(278)	(722)	(751)
Tax adjustments	6,398	(434)	5,189	1,683

Non-GAAP net income	$63,518	$23,743	$160,197	$100,774

GAAP net income per share - diluted	$0.82	$(1.12)	$2.04	$0.33
Acquisition and integration related costs	0.37	1.56	1.55	1.76
Share-based compensation	0.30	0.25	0.82	0.64
Foreign currency adjustments	—	—	(0.40)	—
Other non-cash items, net	—	(0.01)	(0.02)	(0.02)
Tax adjustments	0.16	(0.01)	0.14	0.05
Non-GAAP share adjustment	—	(0.04)	—	—

Non-GAAP net income per share - diluted	$1.65	$0.63	$4.13	$2.76